CAMDEN LEARNING CORPORATION
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders
Camden Learning Corporation

We have audited the accompanying balance sheet of Camden Learning Corporation, a corporation in the development stage (the "Company") as of December 5, 2007, and the related statements of operations, stockholders' equity and cash flows for the period from April 10, 2007 (inception) through December 5, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Camden Learning Corporation as of December 5, 2007, and the results of its operations and its cash flows for the period from April 10, 2007 (inception) through December 5, 2007 in conformity with accounting principles generally accepted in the United States of America.

New York, New York
December 10, 2007

Camden Learning Corporation
(a corporation in the development stage)

Balance Sheet
December 5, 2007

Assets
Current assets:
Cash	$891,016
Total current assets	891,016

Restricted cash held in trust	49,500,000

Total assets	$50,391,016

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued offering expenses	$88,000
Total current liabilities	88,000

Deferred underwriting compensation	1,500,000

Total Liabilities	1,588,000

Commitments

Common stock, subject to possible redemption 1,874,999 shares	14,849,992
Stockholders’ equity
Preferred Stock, $.0001 par value, 1,000,000 shares
authorized; none issued or outstanding	–
Common Stock, $.0001 par value, 20,000,000 shares
authorized; 7,812,500 shares issued and outstanding
(less 1,874,999 shares subject to possible redemption)	594
Additional paid-in capital	33,977,116
Deficit accumulated during the development stage	(24,686)
Total stockholders’ equity	33,953,024
Total liabilities and stockholders’ equity	$50,391,016

The accompanying notes are an integral part of the financial statements.

Camden Learning Corporation
(a corporation in the development stage)

Statement of Operations
For the period from April 10, 2007 (inception) to December 5, 2007

Formation and operating costs	$1,130
Interest expense	23,556

Net loss	$(24,686)

Basic and diluted net loss per share	$(0.02)

Weighted average shares outstanding - basic and diluted	1,588,650

The accompanying notes are an integral part of the financial statements.

Camden Learning Corporation
(a corporation in the development stage)

Statement of Stockholders’ Equity
For the period from April 10, 2007 (inception) to December 5, 2007

	CommonStock			Deficit Accumulated During the	Total
	Shares	Amount	Additional Paid-In Capital	Development Stage	Stockholders’ Equity
Initial capital from founding stockholders	1,562,500	$156	$24,844	$–	$25,000

Sale of 6,250,000 units, net of underwriters’ discount and offering expenses (including 1,874,999 shares subject to possible redemption)	6,250,000	625	45,984,508	–	45,985,133

Sale of private placement warrants	–	–	2,800,000	–	2,800,000

Net proceeds subject to possible redemption of 1,874,999 shares		(187)	(14,849,805)		(14,849,992)

Discount on note payable to affiliate	–	–	17,569	–	17,569

Net loss during the development stage	–	–	–	(24,686)	(24,686)

Balance at December 5, 2007	7,812,500	$594	$33,977,116	$(24,686)	$33,953,024

The accompanying notes are an integral part of the financial statements.

Camden Learning Corporation
(a corporation in the development stage)

Statement of Cash Flows
For the period from April 10, 2007 (inception) to December 5, 2007

Cash flows from operating activities:
Net loss	$(24,686)
Adjustments to reconcile net loss to net cash used in operating activities
Increase in accrued expenses	1,000
Accretion of interest on note payable	17,569
Net cash used in operating activities	(6,117)

Cash flows from investing activities:
Cash held in trust account	(49,500,000)

Cash flows from financing activities:
Proceeds from sale of stock to initial stockholders	25,000
Proceeds from note payable to affiliate	200,000
Repayment of note payable to affiliate	(200,000)
Proceeds from public offering	47,572,133
Proceeds from issuance of warrants	2,800,000
Net cash provided by financing activities	50,397,133

Net increase in cash	891,016

Cash at beginning of period	–
Cash at end of period	$891,016

Supplemental Disclosures:
Non-cash financing activities:
Deferred underwriting compensation	$1,500,000
Accounts payable and accrued offering expenses	$87,000

The accompanying notes are an integral part of the financial statements.

Camden Learning Corporation
(a corporation in the development stage)

Notes to Financial Statements

Note 1 - Organization and Nature of Business Operations

Camden Learning Corporation (the “Company”) is a blank check company incorporated in the state of Delaware on April 10, 2007 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the education industry. The Company is 21.39% owned by Camden Learning, LLC, whose members are Camden Partners Strategic Fund III, LP and Camden Partners Strategic Fund III-A, LP (see Note 4).

At December 5, 2007, the Company had not commenced any operations. All activity through December 5, 2007 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year end.

The financial statements give retroactive effect to a common stock split in the form of a stock dividend of 0.3888888 shares of common stock for each outstanding share of common stock declared and paid as of November 20, 2007.

The registration statement for the Offering was declared effective November 29, 2007. The Company consummated the Offering on December 5, 2007 and received net proceeds of approximately $47,485,133, before deducting deferred underwriting compensation of $1,500,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more operating businesses in the education industry. As used herein, a “Business Combination” shall mean the merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the education industry having, collectively, a fair market value of at least 80.0% of the amount in the Company’s trust account, less the deferred underwriting discount and commissions and taxes payable at the time of such transaction. The trust account is maintained by Continental Stock Transfer & Trust Company.

Upon the closing of the Offering and the private placement of warrants (see Note 4), $49,500,000 was placed in a trust account invested until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the dissolution of the Company. The proceeds in the trust account include the deferred underwriting discount of $1,500,000 that will be released to the underwriters if the initial Business Combination is completed (subject to a $0.24 per share reduction for public stockholders who exercise their redemption rights). Interest (after taxes) earned on assets held in the trust account will remain in the trust. However, up to $600,000 of the interest earned on the trust account, and amounts required for payment of taxes on interest earned, may be released to the Company to cover a portion of the Company’s operating expenses and expenses incurred in connection with the Company’s dissolution and liquidation, if a Business Combination is not consummated.

The Company will seek stockholders approval before it will effect the initial Business Combination. In connection with the stockholder vote required to approve the initial Business Combination, the Company’s holders of common stock prior to the Offering, or the existing stockholders, including all of the Company’s officers and directors have agreed to vote the shares of common stock owned by them prior to the Offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Offering or in the aftermarket. The Company will proceed with the initial Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of such Business Combination and Public Stockholders owning less than 30% of the shares sold in the Offering exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since the date of the prospectus, the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Stockholders voting against a Business Combination will be entitled to redeem their stock for a pro rata share of the total amount on deposit in the trust account including the $0.24 per share deferred underwriter’s discount, and including any interest earned net of income taxes on their portion of the trust account, net of up to $600,000 of the interest less income taxes thereon earned on the trust account which may be released to the Company to cover a portion of the Company’s operating expenses. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.

If holders of more than 20% of the shares sold in the Offering vote against a proposed Business Combination and seek to exercise their redemption rights and the Business Combination is consummated, the Company’s existing stockholders have agreed to forfeit, on a pro rata basis, a number of the initial 1,562,500 shares of the Company’s common stock purchased, up to a maximum of 195,312 shares, so that the existing stockholders will collectively own no more than 23.81% (without regard to any purchase of units in the Offering, any open market purchases or private purchases of units directly from the Company) of the Company’s outstanding common stock immediately prior to the consummation of the Business Combination.

The Company’s amended and restated certificate of incorporation filed with the State of Delaware includes a requirement that the initial Business Combination be presented to Public Stockholders for approval; a prohibition against completing a Business Combination if 30% or more of the Company’s Public Stockholders exercise their redemption rights in lieu of approving a Business Combination; a provision giving Public Stockholders who vote against a Business Combination the right to redeem their shares for a pro rata portion of the trust account in lieu of participating in a proposed Business Combination; and a requirement that if the Company does not consummate a Business Combination within 24 months from the date of the prospectus for the Offering, the Company will dissolve and liquidate, including liquidation of the trust account for the benefit of the Public Stockholders.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within 24 months after consummation of the Offering. In the event of dissolution, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the units in the Offering discussed in Note 3).

The Company’s existing stockholders have agreed that, on the date of the prospectus for the Offering, they would place the shares they owned before the Offering into an escrow account, and with limited exceptions, these shares will not be transferable and will not be released from escrow until one year after consummation of a Business Combination. If the Company is forced to dissolve or liquidate, these shares will be cancelled. Additionally, the insider warrants (see Note 4) have been placed into the escrow account, and subject to limited exceptions, will not be transferable and will not be released from escrow until the 90th day following the completion of a Business Combination.

Note 2 - Summary of Significant Accounting Policies

Loss per Common Share

Basic and diluted net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carry- forwards and temporary differences, aggregating approximately $2,420. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 5, 2007.

The effective tax rate differs from the statutory rate of 34% due to a permanent difference relating to accretion of interest and the increase in the valuation allowance.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which addresses the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken on the Company’s tax return. FIN 48 also provides guidance on classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for interim periods of fiscal years beginning after December 15, 2006. Adoption of Fin 48 did not have a material impact on the Company’s financial position or results of operations. The Company intends to classify any future expense for income tax related interest and penalties as component of tax expense.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company does not believe that SFAS No. 157 would have a material effect on the accompanying financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” including an amendment of FASB Statement 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is assessing SFAS No. 159 and has not yet determined the impact that the adoption of SFAS No. 159 will have on its results of operations or financial position.

Note 3 - Initial Public Offering

On December 5, 2007, the Company sold to the public 6,250,000 units (“Units”) at a price of $8.00 per unit. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination with a Target Business or one year from the date of the prospectus for the Offering and expiring four years from the date of the prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the Warrant Agreement related to the warrants (the “Warrant Agreement”), the Company is only required to use its best efforts to effect the registration of the shares of common stock underlying the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of a warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

The Company has agreed to sell to the underwriters, for $100, an option to purchase up to a total of 625,000 units exercisable on a cashless basis at $9.60 per unit commencing one year from the date of the prospectus and expiring five years from the date of the prospectus. The units issuable upon exercise of this option are identical to those that were sold in the Offering, except that the warrants in these units have an exercise price of $6.71. The sale of the option will be accounted for as a cost attributable to the Offering. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $2,430,000, using an expected life of five years, volatility of 59.4%, and a risk-free interest rate of 3.08%. However, because the units do not have a trading history, the volatility assumption is based on information currently available to the Company. The Company believes the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of the units. The volatility calculation is based on the most recent trading day average volatility of publicly traded companies providing educational services with market capitalizations less than $500 million. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and automatically dissolves and subsequently liquidates the trust account, the option will become worthless.

Note 4 - Note Payable to Affiliate and Related Party Transactions

The Company issued an aggregate $200,000 unsecured promissory note to Camden Learning, LLC, an affiliate, on April 26, 2007. The note was interest bearing at an annual rate of 4.9% and both principal and interest were payable on the earlier of April 26, 2008 or the consummation of the Offering of the Company. The note was fully repaid on December 5, 2007 and no further amounts are due.

On April 26, 2007 the note was recorded as a liability in the amount of $182,431, net of a discount in the amount of $17,569, which has been credited to additional paid-in capital, based on an imputed interest rate of 15% per annum. The $17,569 discount was accreted by charges to interest expense over the term of the note using the interest method. The amount of interest expense recorded through December 5, 2007 totaled $23,556, including amounts accrued at 4.9% per annum. In its computations of the discount on the note, the Company considered that the loan was unsecured, the Company had no operations and the Company would be able to repay the loan only in the event of a successful public offering, as to which there could be no assurance. In making its computation, the Company also considered the related party nature of the note, the below-market stated interest rate, the equity-like risks associated with the note and the higher interest rates commonly associated with bridge financings.

The Company has agreed to pay up to $7,500 a month in total for certain general and administrative services, including but not limited to receptionist, secretarial and general office services, to Camden Partners Holdings, LLC. Services commenced on November 29, 2007 and will terminate upon the earlier of (i) the completion of the Company’s Business Combination or (ii) the Company’s dissolution.

On November 29, 2007, Camden Learning, LLC purchased warrants to purchase 2,800,000 shares of Common Stock from the Company at a price of $1.00 per warrant for a total of $2,800,000 in a private placement prior to the completion of the Offering. The terms of these warrants are identical to the terms of the warrants issued in the Offering, except that these insider warrants will not be subject to redemption and may be exercised on a cashless basis, in each case if held by the initial holder thereof or its permitted assigns, and may not be sold, assigned or transferred prior to the 90th day following consummation of a Business Combination. The holder of these insider warrants will not have any right to any liquidation distributions with respect to shares underlying these warrants if the Company fails to consummate a Business Combination, in which event these warrants will expire worthless.

Camden Learning, LLC has agreed to indemnify the Company for claims of creditors that have not executed a valid and binding waiver of their rights to seek payments of amounts due to them out of the trust account. The Company believes the likelihood of Camden Learning, LLC having to indemnify the trust account is minimal.

The Company’s principal stockholder has entered into an agreement with the underwriter pursuant to which it will place limit orders to purchase up to an additional $4,000,000 of the Company’s common stock in the open market commencing the later of (i) ten business days after the Company files its current report on Form 8-K announcing its execution of a definitive agreement for a Business Combination and (ii) 60 calendar days after the end of the restricted period in connection with the Offering, as defined under the Securities Exchange Act of 1934, and ending on the business day preceding the record date of the stockholders’ meeting at which a Business Combination is to be approved. In the event the Company’s principal stockholder does not purchase $4,000,000 of the Company’s common stock in the open market, the stockholder has agreed to purchase from the Company in a private placement a number of units identical to the units to be sold in the Offering at a purchase price of $8.00 per unit until it has spent, together with the aforementioned open market purchases, an aggregate of $4,000,000 for purchase of the Company’s common stock.

Note 5 - Common Stock Subject to Possible Redemption

The Company will not proceed with a Business Combination if Public Stockholders owning 30% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights. Accordingly, the Company may effect a Business Combination only if stockholders owning one share less than 30% of the shares sold in this Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to approximately one share less than 30% of the 6,250,000 shares of common stock sold in this Offering, or 1,874,999 shares of common stock, at a per-share redemption price of $7.92 (plus a portion of the interest earned on the trust account, but net of (i) taxes payable on interest earned and (ii) up to $600,000 of interest income released to the Company to fund our working capital), which includes $0.24 per share of deferred underwriting discount and commissions which the underwriters have agreed to forfeit to pay redeeming stockholders. The actual per-share redemption price will be equal to:
•
the initial amount in the trust account ($7.92 per share) which includes the amount attributable to deferred underwriting discounts and commissions and including all accrued interest (less taxes payable and up to $600,000 of interest income released to the Company to fund our working capital), as of two business days prior to the proposed consummation of the Business Combination, divided by

•	the number of shares of common stock sold in the Offering.

Note 6 - Common Stock

In April 2007, the Company issued 1,562,500 shares of common stock to the Initial Stockholders for an aggregate amount of $25,000.

Note 7 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.